Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-289880, 333-289136, 333-276026, 333-264738, 333-219487, and 333-217393) of our report dated March 27, 2026, with respect to the consolidated financial statements of Air Industries Group and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Saddle Brook, NJ

March 27, 2026